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                                                                   EXHIBIT 21.01

                           SUBSIDIARIES OF REGISTRANT

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
Name                                State of Incorporation  Doing Business As
----                                ---------------------- --------------------
RealSelect, Inc. .................  Delaware               N/A
The Enterprise of America, Ltd. ..  Wisconsin              N/A
National New Homes Co., Inc. .....  Delaware               HomeBuilder.com
SpringStreet, Inc. ...............  California             SpringStreet.com
HomeBuyer's Fair, Inc. ...........  Arizona                HomeFair.com,
                                                           FAS Hotline, and FAS
                                                           Relocation Network
WyldFyre Technologies, Inc. ......  California             N/A
Touchtech Corporation.............  Ontario, Canada        N/A
Homestore Mobility Technologies,
 Inc. ............................  Delaware               N/A
The Hessel Group, Inc. ...........  Connecticut            N/A
The Hessel Group Limited..........  England and Wales      N/A
Top Producer Systems Company......  Nova Scotia, Canada    N/A
Top Producer Systems Corp. .......  Washington             N/A
Homestore Virtual Tours, Inc. ....  Delaware               N/A
VT Canada Inc. ...................  Ontario, Canada        N/A
Transco Platform, Inc. ...........  Delaware               eREALTOR.com
FireTap Communications............  Delaware               N/A
iMOVE.com, Inc. ..................  Delaware               N/A
HomeWrite Incorporated............  Delaware               N/A
Homestore International Limited...  British Virgin Islands N/A
Move.com, Inc. ...................  Delaware               N/A
Rent Net, Inc. ...................  Delaware               N/A
Welcome Wagon International
 Inc. ............................  New York               N/A
Homestore Facilities Company......  Delaware               N/A
Homestore Sales Company...........  Delaware               N/A
Homestore Service Company.........  Delaware               N/A
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